UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): December 16, 2014 (December 10, 2014)
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 10, 2014, the Board of Directors of Noranda Aluminum Holding Corporation (the “Corporation”) amended the Corporation’s Amended and Restated By-Laws (the “Bylaw Amendment”). The Bylaw Amendment provides for an exclusive forum provision which provides that unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation of the Corporation or of the Corporation’s Amended and Restated By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).
The foregoing summary is qualified by the full text of the Corporation’s Amendment to Amended and Restated By-Laws, which is included as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description
3.2	Amendment to Amended and Restated By-Laws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	December 16, 2014

By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, General Counsel and Corporate Secretary